Exhibit 99.1

 CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2015

SECOND QUARTER
- Net revenues increased 8% at constant rates to US$ 166.8 million -
- OIBDA improved 44% at constant rates to US$ 46.8 million -

SIX MONTHS
- Net revenues increased 8% at constant rates to US$ 293.0 million -
- OIBDA improved 99% at constant rates to US$ 58.3 million -
- Free cash flow grew US$ 53.7 million to US$ 27.1 million -

HAMILTON, BERMUDA, July 29, 2015 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three and six months ended June 30, 2015.

Net revenues for the second quarter ended June 30, 2015 increased 8% at constant rates to US$ 166.8 million, led by 9% like-for-like growth in our television advertising revenues. OIBDA (as defined below) for the second quarter ended June 30, 2015 improved 44% at constant rates to US$ 46.8 million.

Net revenues for the six months ended June 30, 2015 increased 8% at constant rates to US$ 293.0 million, led by 9% like-for-like growth in our television advertising revenues. OIBDA for the six months ended June 30, 2015 improved 99% at constant rates to US$ 58.3 million. Free cash flow grew US$ 53.7 million to US$ 27.1 million.

Operational and financial highlights:

•	Our audience share improved in five out of six countries in both all day and prime time.

•	The television advertising markets across the six countries increased 7% in the first half of 2015.

•	Our share of the television advertising market increased in five out of six countries in the second quarter of 2015.

•	The principal amount outstanding under the 2017 Revolving Credit Facility was fully repaid, reflecting our improved free cash flow generation.

•	During the third quarter of 2015 we expect to reverse substantially all of the charges taken in Q4 2014 and Q1 2015 related to the tax audits in Romania that were excluded from OIBDA.

•
We took additional steps to reduce our exposure to the impact of exchange rates, including agreeing that any refinancing of our dollar-denominated convertible debt maturing in November 2015 will be with Euro-denominated debt.

Michael Del Nin, Co-Chief Executive Officer, commented: "The results for this quarter exceeded our expectations and reflect the sustained and broad-based strengthening of our operations. Driven by like-for-like revenue growth in every one of our markets and highlighting the Company's strong operating leverage, OIBDA at constant rates almost doubled in the first half of the year compared to the corresponding period in 2014."

Christoph Mainusch, Co-Chief Executive Officer, added: "Our programs topped the charts during the spring season and we increased our audience share in five out of six countries while reducing content costs. The combination of revenue growth and lower costs resulted in a significant improvement in our OIBDA margin in the first half of 2015, and we expect that trend to continue for the full year."

OIBDA, which includes amortization and impairment of program rights, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our chief operating decision makers when evaluating our performance as defined in "Segment Data and Non-GAAP Financial Measures" below.
- continued -

Consolidated Results for the Three Months Ended June 30, 2015

Net revenues for the three months ended June 30, 2015 were US$ 166.8 million compared to US$ 192.8 million for the three months ended June 30, 2014. Operating income for the three months ended June 30, 2015 was US$ 36.4 million compared to US$ 22.7 million for the three months ended June 30, 2014. Loss from continuing operations for the three months ended June 30, 2015 was US$ (11.7) million compared to US$ (41.4) million in 2014. Fully diluted loss from continuing operations per share for the three months ended June 30, 2015 was US$ (0.11) compared to US$ (0.31) for the three months ended June 30, 2014.

OIBDA for the three months ended June 30, 2015 was US$ 46.8 million compared to US$ 40.8 million in the same period ended June 30, 2014. OIBDA margin1 for the three months ended June 30, 2015 was 28.1% compared to 21.2% for the three months ended June 30, 2014.

Headline consolidated results for the three months ended June 30, 2015 and June 30, 2014 were:

(US$ 000's)	For the Three Months Ended June 30,
(unaudited)	2015	2014	% Actual	% Lfl[2]
Net revenues	$166,834	$192,811	(13.5)%	7.5%
OIBDA	46,811	40,810	14.7%	43.7%
Operating income	36,441	22,687	60.6%	103.3%
Loss from continuing operations	(11,669)	(41,352)	71.8%	70.1%
Fully diluted loss from continuing operations per share	$(0.11)	$(0.31)	64.5%	62.1%

Consolidated Results for the Six Months Ended June 30, 2015

Net revenues for the six months ended June 30, 2015 were US$ 293.0 million compared to US$ 333.5 million for the six months ended June 30, 2014. Operating income for the six months ended June 30, 2015 was US$ 19.2 million compared to US$ 8.0 million for the six months ended June 30, 2014. Loss from continuing operations for the six months ended June 30, 2015 was US$ (81.9) million compared to US$ (82.4) million in 2014. Fully diluted loss from continuing operations per share for the six months ended June 30, 2015 was US$ (0.61) compared to US$ (0.61) for the six months ended June 30, 2014.

OIBDA for the six months ended June 30, 2015 was US$ 58.3 million compared to US$ 37.4 million in the same period ended June 30, 2014. OIBDA margin for the six months ended June 30, 2015 was 19.9% compared to 11.2% for the six months ended June 30, 2014.

Headline consolidated results for the six months ended June 30, 2015 and June 30, 2014 were:

(US$ 000's)	For the Six Months Ended June 30,
(unaudited)	2015	2014	% Actual	% Lfl[2]
Net revenues	$292,967	333,516	(12.2)%	8.2%
OIBDA	58,259	37,415	55.7%	99.4%
Operating income	19,202	8,005	139.9%	265.5%
Loss from continuing operations	(81,912)	(82,352)	0.5%	5.5%
Fully diluted loss from continuing operations per share	$(0.61)	$(0.61)	0.0%	4.7%

1OIBDA margin is defined as the ratio of OIBDA to net revenues as defined in "Segment Data and Non-GAAP Financial Measures" below.
2 % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its second quarter results on Wednesday, July 29, 2015 at 9 a.m. New York time (2 p.m. London and 3 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1-785-424-1052 ten minutes prior to the start time and reference passcode CETVQ215. The conference call will be audio webcasted via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors” in our Quarterly Report on Form 10-Q for the period ended June 30, 2015 as well as the following: the success of our efforts to increase our revenues and recapture advertising market share in the Czech Republic; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the effect of global economic uncertainty and Eurozone instability in our markets and the extent, timing and duration of any recovery; the extent to which our liquidity constraints and debt service obligations restrict our business; our ability to refinance our existing indebtedness; our exposure to additional tax liabilities; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in television broadcast operations, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; changes in the political and regulatory environments where we operate and application of relevant laws and regulations; and the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended June 30, 2015. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended June 30, 2015, which was filed with the Securities and Exchange Commission on July 29, 2015.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to the Investors section of our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME broadcasts 33 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring.bg), Croatia (Nova TV, Doma, Nova World and MiniTV), the Czech Republic (TV Nova, Nova Cinema, Nova Sport, Fanda, Smichov and Telka), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania, PRO TV Chisinau and Acasa in Moldova), the Slovak Republic (TV Markíza, Doma and Dajto), and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Three Months Ended June 30,
	2015	2014
Net revenues	$166,834	$192,811
Operating expenses:
Content costs	73,437	93,167
Other operating costs	17,422	21,109
Depreciation of property, plant and equipment	6,936	8,051
Amortization of broadcast licenses and other intangibles	3,434	3,187
Cost of revenues	101,229	125,514
Selling, general and administrative expenses	28,712	41,690
Restructuring costs	452	2,920
Operating income	36,441	22,687
Interest expense, net	(41,628)	(38,969)
Loss on extinguishment of debt	—	(24,161)
Foreign currency exchange gain / (loss), net	2,289	(337)
Change in fair value of derivatives	(2,220)	2,361
Other expense, net	(3,091)	(533)
Loss before tax	(8,209)	(38,952)
Provision for income taxes	(3,460)	(2,400)
Loss from continuing operations	(11,669)	(41,352)
Income / (loss) from discontinued operations, net of tax	2,684	(11,154)
Net loss	(8,985)	(52,506)
Net loss attributable to noncontrolling interests	307	69
Net loss attributable to CME Ltd.	$(8,678)	$(52,437)

PER SHARE DATA:
Net (loss) / income per share attributable to CME Ltd.:
Continuing operations - Basic and diluted	$(0.11)	$(0.31)
Discontinued operations - Basic and diluted	0.02	(0.08)
Net loss per share - Basic and diluted	(0.09)	(0.39)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	146,743	146,445

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Six Months Ended June 30,
	2015	2014
Net revenues	$292,967	$333,516
Operating expenses:
Content costs	144,727	179,988
Other operating costs	34,460	42,580
Depreciation of property, plant and equipment	13,937	16,111
Amortization of broadcast licenses and other intangibles	6,933	6,414
Cost of revenues	200,057	245,093
Selling, general and administrative expenses	72,613	72,170
Restructuring costs	1,095	8,248
Operating income	19,202	8,005
Interest expense, net	(81,634)	(66,768)
Loss on extinguishment of debt	—	(24,161)
Foreign currency exchange loss, net	(9,200)	(967)
Change in fair value of derivatives	(3,230)	2,311
Other expense, net	(3,445)	(498)
Loss before tax	(78,307)	(82,078)
Provision for income taxes	(3,605)	(274)
Loss from continuing operations	(81,912)	(82,352)
Loss from discontinued operations, net of tax	(604)	(18,787)
Net loss	(82,516)	(101,139)
Net loss attributable to noncontrolling interests	564	786
Net loss attributable to CME Ltd.	$(81,952)	$(100,353)

PER SHARE DATA:
Net loss per share attributable to CME Ltd.:
Continuing operations - Basic and diluted	$(0.61)	$(0.61)
Discontinued operations - Basic and diluted	(0.01)	(0.13)
Net loss per share - Basic and diluted	(0.62)	(0.74)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	146,675	146,410

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$38,013	$34,298
Other current assets	301,352	310,705
Assets held for sale	9,347	29,866
Total current assets	348,712	374,869
Property, plant and equipment, net	106,342	114,335
Goodwill and other intangible assets, net	799,910	864,776
Other non-current assets	227,289	265,380
Total assets	$1,482,253	$1,619,360

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$166,628	$179,224
Current portion of long-term debt and other financing arrangements	258,385	252,859
Other current liabilities	21,557	7,812
Liabilities held for sale	4,997	10,632
Total current liabilities	451,567	450,527
Long-term portion of long-term debt and other financing arrangements	620,256	621,240
Other non-current liabilities	55,104	46,485
Total liabilities	$1,126,927	$1,118,252

Series B Convertible Redeemable Preferred Stock	$232,330	$223,926

EQUITY
Common Stock	$10,864	$10,827
Additional paid-in capital	1,921,470	1,928,920
Accumulated deficit	(1,572,296)	(1,490,344)
Accumulated other comprehensive loss	(234,640)	(169,609)
Total CME Ltd. shareholders' equity	125,398	279,794
Noncontrolling interests	(2,402)	(2,612)
Total equity	122,996	277,182
Total liabilities and equity	$1,482,253	$1,619,360

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Six Months Ended June 30,
	2015	2014
Net cash generated from / (used in) continuing operating activities	$41,522	$(12,559)
Net cash used in continuing investing activities	(14,388)	(13,963)
Net cash (used in) / provided by continuing financing activities	(27,353)	16,226
Net cash used in discontinued operations - operating activities	(1,630)	(1,684)
Net cash provided by / (used in) discontinued operations - investing activities	6,954	(116)
Net cash used in discontinued operations - financing activities	(56)	(605)
Impact of exchange rate fluctuations on cash and cash equivalents	(1,334)	(3,555)
Net increase / (decrease) in cash and cash equivalents	$3,715	$(16,256)

Net cash generated from / (used in) continuing operating activities	$41,522	$(12,559)
Capital expenditure, net of proceeds from disposals	(14,388)	(13,963)
Free cash flow[3]	$27,134	$(26,522)

Supplemental disclosure of cash flow information:
Accretion on Series B Convertible Redeemable Preferred Stock	$8,405	$7,803

3 See "Segment Data and Non-GAAP Financial Measures" below.

Segment Data and Non-GAAP Financial Measures
We manage our business on a geographical basis, with six reporting segments: Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic and Slovenia.
We evaluate the performance of our segments based on net revenues and OIBDA. OIBDA, a non-GAAP measure, which includes amortization and impairment of program rights, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our chief operating decision makers when evaluating our performance. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain other items. Our key performance measure of the efficiency of our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues. We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation. OIBDA may not be comparable to similar measures reported by other companies. Free cash flow is defined as cash flows from continuing operating activities, less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excludes the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our chief operating decision makers when evaluating performance. Free cash flow is useful as a measure of our ability to generate cash.
Below are tables showing our net revenues and OIBDA by segment for the three and six months ended June 30, 2015 and June 30, 2014, together with a reconciliation of OIBDA to our condensed consolidated statements of operations:

(US$ 000's)	For the Three Months Ended June 30,
(unaudited)	2015	2014	% Actual	% Lfl [4]
Net revenues
Bulgaria	$19,420	$23,912	(18.8)%	0.9%
Croatia	16,242	19,470	(16.6)%	4.1%
Czech Republic	52,131	59,299	(12.1)%	9.0%
Romania	44,034	49,431	(10.9)%	11.0%
Slovak Republic	20,236	24,211	(16.4)%	3.8%
Slovenia	15,063	17,585	(14.3)%	6.5%
Intersegment revenues	(292)	(1,097)	NM6	NM6
Total net revenues	$166,834	$192,811	(13.5)%	7.5%

(US$ 000's)	For the Six Months Ended June 30,
(unaudited)	2015	2014	% Actual	% Lfl [4]
Net revenues
Bulgaria	$36,204	$43,188	(16.2)%	3.1%
Croatia	28,235	32,967	(14.4)%	5.9%
Czech Republic	87,096	98,332	(11.4)%	9.4%
Romania	77,556	86,288	(10.1)%	10.4%
Slovak Republic	37,774	42,357	(10.8)%	9.8%
Slovenia	26,543	31,846	(16.7)%	2.6%
Intersegment revenues	(441)	(1,462)	NM6	NM6
Total net revenues	$292,967	$333,516	(12.2)%	8.2%

4 % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
5 Number is not meaningful.

(US$ 000's)	For the Three Months Ended June 30,
(unaudited)	2015	2014	% Act	% Lfl [4]
OIBDA
Bulgaria	$4,045	$5,634	(28.2)%	(10.9)%
Croatia	4,972	4,856	2.4%	27.7%
Czech Republic	24,238	20,700	17.1%	45.1%
Romania	15,419	11,774	31.0%	63.2%
Slovak Republic	3,627	3,060	18.5%	46.5%
Slovenia	963	2,690	(64.2)%	(55.2)%
Elimination	15	(63)	NM 6	NM 6
Total Operating Segments	53,279	48,651	9.5%	35.9%
Central	(6,468)	(7,841)	17.5%	2.7%
Total OIBDA	$46,811	$40,810	14.7%	43.7%

(US$ 000's)	For the Six Months Ended June 30,
(unaudited)	2015	2014	% Act	% Lfl [4]
OIBDA
Bulgaria	$6,243	$2,888	116.2%	171.3%
Croatia	6,834	5,527	23.6%	55.1%
Czech Republic	34,329	23,413	46.6%	83.3%
Romania	18,780	16,100	16.6%	45.4%
Slovak Republic	3,482	(102)	NM [6]	NM [6]
Slovenia	1,323	3,205	(58.7)%	(47.6)%
Elimination	(35)	322	NM 6	NM 6
Total Operating Segments	70,956	51,353	38.2%	73.5%
Central	(12,697)	(13,938)	8.9%	(8.8)%
Total OIBDA	$58,259	$37,415	55.7%	99.4%

(US$ 000's)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited)	2015	2014	2015	2014
Reconciliation to condensed consolidated statements of operations:
Total OIBDA:	$46,811	$40,810	$58,259	$37,415
Depreciation of property, plant and equipment	(6,936)	(8,051)	(13,937)	(16,111)
Amortization of intangible assets	(3,434)	(3,187)	(6,933)	(6,414)
Other items[6]	—	(6,885)	(18,187)	(6,885)
Operating income	36,441	22,687	19,202	8,005

4 % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
5 Number is not meaningful.
6 Other items for the six months ended June 30, 2015 consists solely of a charge related to the ongoing tax audit of Pro TV in Romania which was accrued in the first quarter of 2015. Following legislation enacted in July 2015 in Romania, during the third quarter of 2015 we expect to reverse substantially all of the charges taken in the fourth quarter of 2014 and the first quarter of 2015 related to the tax audits (see our Form 10-Q for the period ended June 30, 2015 for more information). Other items for the three and six months ended June 30, 2014, is comprised of a fine the competition committee in Slovenia was seeking to impose which was subsequently overturned in the fourth quarter of 2014.